SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2005

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Adolor Corporation, a Delaware corporation (the “Company”), has agreed that for the period from September 1, 2005 through June 30, 2006, the Company will reimburse Dr. Barrett, the Company’s Senior Vice President, Chief Scientific Officer and President Research, for the mortgage and real estate taxes payable on his residence located in Downingtown, Pennsylvania (grossed up for federal, state and local taxes). The Company has agreed that this reimbursement will be in effect until the earlier of the following dates: (i) the date the total of all such expenses (including gross up for tax effect) has reached $55,000; (ii) the date Dr. Barrett has reached settlement on a sale of his home located in Upper Grandview, New York; or (iii) June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement between the Company and James Barrett dated October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty
Name:	Michael R. Dougherty
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Dated: October 7, 2005